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                                                                     EXHIBIT 11


                         GENRAD, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                   Three Months Ended              Twelve Months Ended
                                              -----------------------------    ----------------------------
                                              December 30,     December 31,    December 30,    December 31,
                                                      1995             1994            1995            1994
                                              ------------     ------------    ------------    ------------
PRIMARY:
--------

Weighted average number of
   shares outstanding                           20,013,000       19,195,000      19,742,000      18,985,000

Shares deemed outstanding from
   the assumed exercise of stock options         1,397,000          593,000       1,050,000         709,000
                                               -----------      -----------     -----------     -----------
Total:                                          21,410,000       19,788,000      20,792,000      19,694,000
                                               ===========      ===========     ===========     ===========

Earnings applicable to common shares           $ 3,242,000      $ 1,346,000     $12,410,000     $ 5,419,000
                                               ===========      ===========     ===========     ===========

Earnings per share of common stock             $      0.15      $      0.07     $      0.60     $      0.28
                                               ===========      ===========     ===========     ===========

FULLY DILUTED:
--------------

Weighted average number of
   shares outstanding                           20,013,000       19,195,000      19,742,000      18,985,000

Shares deemed outstanding from
   the assumed exercise of stock options         1,617,000          899,000       1,617,000         899,000
                                               -----------      -----------     -----------     -----------

Total:                                          21,630,000       20,094,000      21,359,000      19,884,000
                                               ===========      ===========     ===========     ===========

Earnings applicable to common shares           $ 3,242,000      $ 1,346,000     $12,410,000     $ 5,419,000
                                               ===========      ===========     ===========     ===========

Earnings per share of common stock             $      0.15      $      0.07     $      0.58     $      0.27
                                               ===========      ===========     ===========     ===========

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